Exhibit 31.1
CERTIFICATIONS
I, Frank D. Bracken, III, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Lonestar Resources US Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 30, 2021	/s/ Frank D. Bracken, III
Frank D. Bracken, III
Chief Executive Officer (Principal Executive Officer)